Exhibit 99.1

INVIVYD ANNOUNCES THE APPOINTMENT OF CHRISTINE LINDENBOOM TO BOARD OF DIRECTORS

WALTHAM, MASS; October 24, 2022 – Invivyd, Inc. (Nasdaq: IVVD), a clinical-stage biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases, today announced the appointment of Christine Lindenboom, senior vice president investor relations & corporate communications at Alnylam Pharmaceuticals, Inc., to its board of directors. In addition, Redonda Miller, M.D., M.B.A., president of The Johns Hopkins Hospital, has stepped down from her position on the board.

“We are excited to welcome Christine to our board of directors where her business acumen and deep knowledge of the biopharmaceutical industry will round out and enhance our current board roster,” said Dave Hering, Invivyd CEO and director. “Her insights will be invaluable as we continue to grow as an organization focused on the development, engineering and delivery of rapid and lasting antibody immunity to protect populations in need.”

Ms. Lindenboom brings nearly 25 years of healthcare and pharmaceutical experience to Invivyd. Prior to her current role at Alnylam Pharmaceuticals, her leadership roles included senior director of corporate affairs at Pfizer and director of corporate media relations and global communications at Amgen where she was responsible for overseeing media relations on behalf of the company’s marketed and late-stage pipeline programs. She currently serves on the board of directors of Kendall Square Association, an internationally recognized innovation district located in Cambridge, MA. Ms. Lindenboom received a B.A. from Northeastern University.

“I’m honored to take on this role at such a critical and pivotal time in the healthcare industry, said Christine Lindenboom. “These are exciting and challenging times, and I look forward to working with my fellow board members as we advance Invivyd’s mission to treat and prevent infectious diseases by leveraging our discovery platform and development capabilities to deliver the best antibody solutions possible.”

Regarding Dr. Miller’s departure from Invivyd’s board of directors, Hering shared, “We are so grateful to Redonda for her incredible support and guidance over the past year. Her efforts contributed to the current direction and focus of the company as we work our way through developing product candidates to protect against and treat infections. On behalf of the board and the entire Invivyd organization, I want to thank Redonda for all that she has done for Invivyd and wish her continued success.”

Ms. Lindenboom will join current board members Marc Elia of M28 Capital Management L.P., Tom Heyman of Johnson & Johnson Development Corporation, Terry McGuire of Polaris Partners, Tamsin Berry and Clive Meanwell, M.D. of Population Health Partners, Michael Wyzga of MSW Consulting, Inc. and Dave Hering, Invivyd’s CEO.

About Invivyd

(Nasdaq: IVVD)

Invivyd, formerly Adagio Therapeutics (Nasdaq: ADGI), is a biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases. The company is developing antibodies to transcend the limits of naturally occurring immunity and provide superior protection from viral diseases, beginning with COVID-19. Invivyd’s technology works at the intersection of evolutionary virology, predictive modeling, and antibody engineering, and is designed to identify high-quality, long-lasting antibodies with a high barrier to viral escape. The company is generating a robust pipeline of products for use in both prevention and treatment of disease. NVD200, Invivyd’s first antibody combination product for COVID-19, is expected to enter the clinic in Q1 2023. Invivyd’s most advanced pipeline candidate is adintrevimab, an investigational monoclonal antibody which has demonstrated clinically meaningful results in global Phase 3 clinical trials against multiple variants of concern for the prevention and treatment of COVID-19. Adintrevimab is not approved for use in any country. The safety and efficacy of adintrevimab have not been established. The company also has multiple discovery stage candidates for the prevention of seasonal influenza. Visit www.invivyd.com to learn more.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the future of the COVID-19 landscape including the expectation of continued evolution and emergence of new variants and subvariants; our ongoing research and clinical development plans and the timing thereof; our plans to advance adintrevimab, NVD200, or other early stage candidates as a potential prophylaxis and treatment option for COVID-19, including disease caused by most variants, as either a single or combination agent, including our intention to initiate clinical development of NVD200 in the first quarter of 2023; the potential for adintrevimab and NVD200 to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; our plans, technology and resources to develop therapeutic or preventative options for other infectious diseases, such as additional coronaviruses and seasonal influenza, in the U.S. and globally; and other statements that are not historical fact. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the impacts of the COVID-19 pandemic on our business and those of our collaborators, our clinical trials and our financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of adintrevimab, NVD200, or other pipeline candidates or combination of candidates based on neutralizing activity in pre-clinical studies; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process, including the outcome of our discussions with regulatory authorities concerning our clinical trials; whether adintrevimab, NVD200, or any other pipeline candidate or combination of candidates is able to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; whether we are able to successfully submit an emergency use authorization in the future, and the outcome of any such emergency use authorization submission; whether research and development efforts will improve efficacy of adintrevimab against predominant variants or identify additional monoclonal antibodies or combination of antibodies for the prevention and treatment of COVID-19 and other infectious diseases; whether research and development efforts will identify and result in safe and effective therapeutic or preventative options for other infectious diseases in the U.S. or globally and whether we have adequate funding to meet future operating expenses and capital expenditure requirements.

Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each filed with the Securities and Exchange Commission (the “SEC”), and in our other filings with the SEC, and in Invivyd’s future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

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